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                       WARNER-LAMBERT EXCESS SAVINGS PLAN


                          As Amended To October 1, 1997






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                                       2



                                TABLE OF CONTENTS

ARTICLE         SECTION                                         PAGE

1                            Purpose of Plan
                 1.1  Establishment of Plan                     1-1

2                          Definitions
                 2.1  Accounts                                  2-1
                 2.2  Affiliated Company                        2-1
                 2.3  After-Tax Contributions                   2-1
                 2.4  Annual Reported Earnings Per Share        2-1
                 2.5  Beneficiary                               2-1
                 2.6  Board of Directors                        2-1
                 2.7  Company                                   2-2
                 2.8  Company Matching Contributions            2-2
                 2.9  Company Matching Contribution Account     2-2
                 2.10 Compensation                              2-2
                 2.11 Compensation Reduction Agreement          2-2
                 2.12 Effective Date                            2-2
                 2.13 Election Change Date                      2-2
                 2.14 Employee                                  2-2
                 2.15 Hardship                                  2-2
                 2.16 Investment Committee                      2-3
                 2.17 Participant                               2-3
                 2.18 Participating Company or Companies        2-3
                 2.19 Plan                                      2-3
                 2.20 Plan Year                                 2-3
                 2.21 Pre-Tax Contributions                     2-3
                 2.22 Pre-Tax Contributions Account             2-4
                 2.23 Regular Contributions                     2-4
                 2.24 Retirement Committee                      2-4
                 2.25 Savings and Stock Plan                    2-4
                 2.26 Savings Contributions                     2-4
                 2.27 Savings Contributions Account             2-4
                 2.28 Total Disability                          2-4
                 2.29 Valuation Date                            2-4

3                          Requirements for Participation
                 3.1  Eligibility                               3-1
                 3.2  Requirements                              3-1
                 3.3  Establishing an Account                   3-1
                 3.4  Collective Bargaining Units               3-2








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                                       3


                 3.5  ERISA                                     3-2







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                                       4



                          TABLE OF CONTENTS, CONTINUED

ARTICLE          SECTION                                         PAGE

4                          Participant Contributions
                           ------------------------
                 4.1  Elections                                  4-1
                 4.2  Savings Contributions                      4-1
                 4.3  Savings and Stock Plan Discontinuations    4-2
                 4.4  Valuations                                 4-2
                 4.5  Effective Date of Elections                4-2

5                          Company Contributions
                           ---------------------
                 5.1       Company Matching Contributions        5-1
                 5.2       Valuations                            5-3

6                          Vesting
                           -------
                6.1        Savings Contributions Accounts        6-1
                6.2        Company Matching Contributions        6-1

7                          Absence of Funding                    7-1
                           ------------------
8                          Distributions After Termination of
                             Employment
                8.1        Termination of Employment             8-1
                8.2        Death                                 8-1
                8.3        Disability                            8-1
                8.4        Valuation of Accounts Upon
                           Distribution                          8-1

9                          Withdrawals While Employed
                           --------------------------
                9.1        Hardship Withdrawals                  9-1
                9.2        Suspensions                           9-1
                9.3        Third Withdrawals                     9-1
                9.4        Section 16(b) Transactions            9-2

10                         Administration of the Plan           10-1
                           --------------------------

11                         Amendment of the Plan
                           ---------------------
               11.1        Amendments                            11-1
               11.2        Collective Bargaining Units           11-2
               11.3        Investment Committee Actions          11-2
               11.4        Deemed Amendments                     11-2






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                                       5


                          TABLE OF CONTENTS, CONTINUED

ARTICLE       SECTION                                             PAGE

12                        Termination or Suspension of the Plan
                          -------------------------------------
               12.1       Termination                            12-1
               12.2       Suspension                             12-1

13                        General Provisions
                          ------------------
               13.1       Plan Not a Contract                    13-1
               13.2       Nonalienation, etc.                    13-1
               13.3       Incapacity                             13-2
               13.4       Applicable Law                         13-3
               13.5       Quarterly Statements                   13-3
               13.6       Distributions                          13-3
               13.7       Waivers                                13-3
               13.8       Similar Treatment                      13-3
               13.9       Claims                                 13-3
               13.10      Indemnifications                       13-4






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                                       1-1


                                    ARTICLE 1

                                 Purpose of Plan

        1.1 Establishment of Plan. The Warner-Lambert Excess Savings Plan is established and maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly-compensated employees. The Plan is exempt from the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), relating to participation, vesting, funding and fiduciary responsibilities. The Company intends that the portion of this Plan that provides benefits in excess of the limitations on contributions imposed by section 415 of the Code shall be treated as a separate plan which is an excess benefit plan as defined in ERISA Section 3(36).







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                                      2 - 1

                                    ARTICLE 2

                                   Definitions

         Whenever used herein, unless the context otherwise indicates, the masculine pronoun shall include the feminine pronoun and the feminine pronoun shall include the masculine and the singular shall include the plural and the plural shall include the singular.

        2.1 "Accounts." The aggregate of a Participant's Savings Contributions Account and Company Matching Contributions Account.

        2.2 "Affiliated Company." An entity as defined in Article 2 of the Savings and Stock Plan.

        2.3 "After-Tax Contributions." The contributions of an Employee made pursuant to Article 4 of the Savings and Stock Plan and without regard to a Compensation Reduction Agreement.

        2.4 "Annual Reported Earnings Per Share." The annual basic earnings per share as reported to the Investment Committee by the Company's independent auditor for purposes of the Company's annual report. Notwithstanding the foregoing, any extraordinary, unusual or nonrecurring gains or losses shall be disregarded by the Investment Committee.

        2.5 "Beneficiary." The person or persons determined in accordance with
Article 16 of the Savings and Stock Plan, entitled to a distribution upon the death of a Participant.






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                                      2-2

        2.6 "Board of Directors." The Board of Directors of the Company, or the Executive Committee thereof.

        2.7 "Company." Warner-Lambert Company or any successor to it in ownership of substantially all of its assets, whether by merger, consolidation or otherwise.

        2.8 "Company Matching Contributions." The contributions of a Participating Company on behalf of a Participant, as provided in Section 5.1.

        2.9 "Company Matching Contributions Account." An individual account established under the Plan to which Company Matching Contributions are credited.

        2.10 "Compensation." The amount defined in Article 2 of the Savings and Stock Plan, except that Compensation shall not be limited as provided in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code").

        2.11 "Compensation Reduction Agreement." The agreement to make contributions to this Plan between an Employee and the Participating Company by which he is employed.

        2.12 "Effective Date." November 1, 1987.

        2.13 "Election Change Date." The dates set forth in Article 2 of the Savings and Stock Plan.

        2.14 "Employee." All persons as defined in Article 2 of the Savings and






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                                      2-3
Stock Plan.

        2.15 "Hardship." A severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152 of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A Hardship does not exist to the extent that a financial condition is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, to the extent that liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of deferrals under the Plan. The need to send a Participant's child to college or the desire to purchase a home do not constitute Hardships.

        2.16 "Investment Committee." The Investment Committee as appointed by the Retirement Committee pursuant to Article 10 of this Plan.

        2.17 "Participant." A person who shall have met the requirements for participation in the Plan as provided in Article 3 and whose participation shall not have terminated as provided in such Article.

        2.18 "Participating Company or Companies." Those companies whose employees are authorized by the Board of Directors to participate in the Savings and Stock Plan, as provided for in Article 2 of such plan.

        2.19 "Plan." The Warner-Lambert Excess Savings Plan, as in effect from






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                                      2-4
time to time.

        2.20 "Plan Year." The calendar year. However, the first Plan Year shall begin November 1, 1987 and end December 31, 1987.

        2.21 "Pre-Tax Contributions." The contributions authorized by a Participant pursuant to Article 4 of the Savings and Stock Plan and made by a Participating Company.

        2.22 "Pre-Tax Contributions Account." The account described in Article 2 of the Savings and Stock Plan.

        2.23 "Regular Contributions." With respect to each Participant, the After-Tax Contributions and the Pre-Tax Contributions made pursuant to Article 4 of the Savings and Stock Plan.

        2.24 "Retirement Committee." The Retirement and Savings Plan Committee (U.S.), as appointed by the Board of Directors, pursuant to Article 10 of the Plan.

        2.25 "Savings and Stock Plan" The Warner-Lambert Savings and Stock Plan, as it may be amended from time to time.

        2.26 "Savings Contributions." The contributions, sometimes referred to as Excess Savings Contributions, authorized by a Participant pursuant to Article 4.

        2.27 "Savings Contributions Account." An individual account established under the Plan to which a Participant's Savings Contributions, and the earnings thereon, are credited.

        2.28 "Total Disability." A Total Disability as defined in Article 2 of the Savings and Stock Plan.

        2.29 "Valuation Date." The valuation date or dates established under the






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                                      2-5


Savings and Stock Plan.






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                                      3-1



                                    ARTICLE 3

                         Requirements for Participation

        3.1 Eligibility. Any person who is an Employee on the Effective Date is eligible to participate provided he satisfied, and continues to satisfy, the requirements of Section 3.2. Any other Employee is eligible to participate as of the first of the month following the date he satisfies the requirements of
Section 3.2. In the event that a Participant fails to continue to meet the requirements of Section 3.2, the Participant may no longer make contributions to the Plan or receive Company Matching Contributions to the Plan until such time that he once again meets such requirements.

        3.2 Requirements. An Employee eligible to participate under Section 3.1 of the Plan must first satisfy the following requirements:

        (a) He is a participant in and making contributions to the Savings and Stock Plan; and

        (b) His Compensation for the current year is greater than $80,000 or such other dollar amount as set forth in Code Section 414(q)(1); and

        (c) The amount the Employee could otherwise contribute to the Savings and Stock Plan is limited under (i) Section 401(a)(17) of the Code, (ii) Article 4 of the Savings and Stock Plan, or (iii) Article 6 of the Savings and Stock Plan as to the amount of annual additions as defined in that Article; and

        (d) The Employee is contributing the maximum pre-tax amount permitted under the limits referenced in (ii) of subsection (c).






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                                      3-2


        3.3 Establishing an Account. Any Employee who is eligible to become a Participant shall become a Participant by making an election as provided in
Section 4.1. A person who becomes a Participant shall remain a Participant as long as he shall continue to have an Account.

        3.4 Collective Bargaining Units. Notwithstanding any other provisions of this Plan to the contrary, and to the extent determined by the Investment Committee, no Employee may become a Participant in this Plan while in a collective bargaining unit represented by a certified or recognized bargaining representative, unless such unit has entered into a collective bargaining agreement which provides that such members of such unit shall participate in the Plan, and such participation is approved by the Investment Committee.

        3.5 ERISA. The Plan is established and maintained by the Company "primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," within the meaning of ERISA. The Company reserves the right to end the participation of any employee whose continued participation may jeopardize this qualification.






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                                      4-1


                                    ARTICLE 4

                            Participant Contributions

        4.1 Elections. Savings Contributions shall be voluntarily authorized by a Participant by means of a Compensation Reduction Agreement executed by the Participant in the manner required by the Investment Committee. Contribution amounts may be changed as of any Election Change Date designated by the Investment Committee for this purpose.

        4.2 Savings Contributions.

        (a) Excess Savings Contributions. A Participant may elect by way of a Compensation Reduction Agreement to reduce his Compensation by an amount, expressed as a whole percentage, which does not exceed 15% when aggregated with the percentage of his Compensation being contributed by him to the Savings and Stock Plan.

        (b) Incremental Savings Contributions. In addition, a Participant whose compensation under the Savings and Stock Plan is subject to the limitations of
Section 401(a)(17) of the Code may elect to reduce his Compensation in an amount equal to the difference between his Compensation and the applicable section 401(a)(17) limit multiplied by the total percentage elected for his Savings and Stock Plan contributions.

        (c) Savings Contributions shall be credited to the Participant's Savings Contributions Account.







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                                      4-2


        4.3 Savings and Stock Plan Discontinuations. If a Participant elects to discontinue all or any portion of his contributions to the Savings and Stock Plan, he must also discontinue his Savings Contributions until such time that he resumes making the maximum contribution he is permitted to make under the Savings and Stock Plan after considering the limitations specified in Articles 4 and 6 of such plan. After such time he may resume making Savings Contributions as of any Election Change Date.

        4.4 Valuations. On the basis of the valuations made on each Valuation Date, Savings Contributions authorized by a Participant shall be credited with interest, at a rate equal to the return on the Fixed Income Fund in the Savings and Stock Plan.

        4.5 Effective Date Of Elections. Notwithstanding any other provision of the Plan, no election by a Participant (including an election to discontinue contributions) shall take effect prior to the Participant's next payroll period.






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                                      5-1


                                    ARTICLE 5

                              Company Contributions

        5.1 Company Matching Contributions.

        (a) Excess and Additional Savings Match. Company Matching Contributions shall be made in respect of a Participant's Excess Savings Contributions and Incremental Savings Contributions up to, but not exceeding, an amount equal to the difference between 6% of the Participant's Compensation and the Participant's Regular Contributions made during the same period to the Savings and Stock Plan. Effective January 1, 1994, the amount of the Company Matching Contributions on Excess Savings Contributions and Incremental Savings Contributions shall be equal to 35%.

        (b) Additional Company Matching Contributions.

(i) Additional Company Matching Contributions will be made in accordance with the following table:

ADDITIONAL MATCH             ANNUAL REPORTED EARNINGS
----------------             ------------------------

                                 PER SHARE GROWTH
                             ------------------------
     25%                     12% or greater, but less than 16%
     45%                     16% or greater, but less than 20%
     65%                     20% or greater

Company Matching Contributions made pursuant to the preceding table will be made as soon as practicable after the Investment Committee receives a determination of the Annual Reported Earnings Per Share. Additional Company






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                                      5-2


Matching Contributions shall be made in respect of the Participant's Excess Savings Contributions and Incremental Savings Contributions up to, but not exceeding, an amount equal to the difference between 6% of the Participant's Compensation and the Participant's Regular Contributions made during the same period to the Savings and Stock Plan. Such additional Company Matching Contributions will be allocated in a lump sum based upon the amount of qualifying contributions made during the prior calendar year provided that such Participant (a) had completed three Years of Plan Membership as of the last day of the prior calendar year and (b) was eligible to make Savings Contributions to the Plan as of the last day of the calendar year notwithstanding any suspension provisions of the Plan to the contrary.

(ii) Each Participant who would have received an Additional Matching Company Contribution to the Savings and Stock Plan attributable to Annual Reported Earnings Per Share Growth but for the limitations on Section 401(m) Contributions under Section 4.12 of the Savings and Stock Plan shall receive a Company contribution to this Plan equal to the amount of such foregone contribution to the Savings and Stock Plan.

        (c) 10% Match. Each Participant whose pre-tax contributions to the Savings and Stock Plan are limited to less than 6% and whose Regular Contributions are greater than his pre-tax contributions shall also be credited Company Matching Contributions in the amount of the difference between the match actually credited in the Savings and Stock Plan and the amount that would have been credited had




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                                     5-3

the Participant's Regular Contributions been made solely on a pre-tax basis.

        5.2 Valuations. Amounts credited prior to May 1, 1991 to a Participant's Company Matching Contributions Account will be deemed held in shares of Company common stock and will be adjusted on the basis of the valuations made on each Valuation Date to reflect any increases or decreases in the market value of Company common stock, and the value of any dividends which may be credited thereon. Amounts credited on or after May 1, 1991 to a Participant's Company Matching Contributions Account will be adjusted on the basis of the return provided by the Fixed Income Fund of the Savings and Stock Plan.






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                                      6-1



                                    ARTICLE 6

                                     Vesting

        6.1 Savings Contribution Accounts. A Participant's interest in his Savings Contributions Account shall be fully vested.

        6.2 Company Matching Contributions. A Participant's interest in his Company Matching Contributions Account shall be vested when the Participant is fully vested in his Company Matching Contributions Account under Article 7 of the Savings and Stock Plan.






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                                      7-1



                                    ARTICLE 7

                               Absence of Funding

        The sole obligation of the Company (or any Participating Company) hereunder to a Participant, Beneficiary or any other person claiming through such individual is a contractual obligation to make payments in accordance with the terms of the Plan. No amount of cash or other property shall be set aside as a separate trust for the payment of any benefits under the Plan. Any benefits payable under the Plan shall be paid directly by the Company only out of the general assets of the Company.






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                                      8-1



                                    ARTICLE 8

                      Distributions After Termination of Employment

        8.1 Termination of Employment. If a Participant's employment shall terminate, the value of his Accounts in which he is vested in accordance with
Article 6 shall be distributed to him in a lump sum, by check, as soon as practicable after such termination.

        8.2 Death. If a Participant's employment shall terminate by reason of his death, the value of his Accounts in which he is vested in accordance with
Article 6 shall be distributed in a lump sum, by check, as soon as practicable after such death, to the Beneficiary who is entitled or becomes entitled to receive benefits from the Savings and Stock Plan upon the death of the Participant.

        8.3 Disability. If a Participant becomes Totally Disabled, such Participant shall receive the value of his Accounts in a lump sum by check as soon as reasonably practicable.

        8.4 Valuation of Account upon Distribution. For purposes of determining the amount to be distributed under this Article, the portion of a Participant's Company Matching Contributions Account which is deemed held in shares of Company common stock as provided under Section 5.2 will be determined by multiplying (i) the number of Company shares deemed held in the Participant's Company Matching Contributions Account by (ii) the average price for Company shares traded in the Savings and Stock Plan on the appropriate Valuation Date. In the event that no such trades take place in the Savings and Stock Plan on such date, the amount in clause (ii) above shall be the closing price listed on the New York Stock Exchange for Company shares on the appropriate Valuation Date.






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                                      9-1


                                    ARTICLE 9

                           Withdrawals While Employed

        9.1 Hardship Withdrawals. If the Investment Committee determines that a Participant has incurred a Hardship, he can withdraw all or part of his Savings Contributions Account (including interest) and, to the extent vested and provided that all of his Savings Contributions Account has first been withdrawn, his Company Matching Contributions Account, provided, however, that he has first withdrawn the maximum amount available from the Savings and Stock Plan, including the amount, if any, in his Pre-Tax Contributions Account. The amount available for any withdrawal shall not exceed that amount determined by the Investment Committee as necessary to alleviate such Hardship.

        9.2 Suspensions. A Participant who makes a withdrawal under this Article shall immediately cease making contributions to this Plan and shall not again be eligible to make or authorize contributions under this Plan until the first day of any month which is at least six months after the pay day on which contributions were discontinued and after the receipt by the Investment Committee of a notice of election to resume such contributions. No Participant may elect to make more than two withdrawals during any calendar year, except as may be provided in Section 9.3.

        9.3 Third Withdrawals. Notwithstanding the provisions of Section 9.2, the Investment Committee may, in its absolute discretion and in accordance with such criteria as it may establish, permit a Participant to make a third withdrawal from the Plan during a calendar year if the Investment Committee is satisfied that such






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                                      9-2


withdrawal is necessitated by extreme or unusual circumstances. The Investment Committee may impose such conditions on such third withdrawal as it deems appropriate, including, without limitation, requiring that the Participant withdraw the entire amount of his Account which is available for withdrawal or suspending the Participant from contributing to the Plan for a period not to exceed 12 months.

        9.4 Section 16(b) Transactions. Notwithstanding the foregoing provisions of this Article 9, Participants who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Act") may not make withdrawals from their Company Matching Contributions Accounts unless counsel to the Company has opined that such withdrawals will not cause transactions in respect of the Plan to be nonexempt transactions under Section 16(b) of the Act.






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                                      10-1


                                   ARTICLE 10

                           Administration of the Plan

         This Plan shall be administered in the same way that the Savings and Stock Plan is administered, as set forth in Article 13 of the Savings and Stock Plan (to the extent such Article applies), except that administrative expenses of the Plan shall be paid by each Participating Company.






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                                      11-1


                                   ARTICLE 11

                              Amendment of the Plan

        11.1 Amendments. The Board of Directors shall have the right at any time or from time to time to modify or amend the Plan in whole or in part. No such modification or amendment shall retroactively reduce the rights of any Participant or Beneficiary unless required by law.

        Notwithstanding any other provisions of this Plan, all amounts credited to a Participant's Savings Contributions Account and Company Matching Contributions Account (regardless of whether vested pursuant to Article 6) shall be payable promptly in a lump sum following a "Change in Control of the Company." For purposes hereof, a "Change in Control of the Company" shall be deemed to have occurred if (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")) is or becomes the beneficial owner (as defined in Rule 13d-3 under the
Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities,
(ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation, or (iii) the composition of the Board of Directors of Warner-Lambert Company (for purposes of this paragraph, the "Board") at any time during any consecutive twenty-four (24) month period changes such that the Continuity Directors (as hereinafter defined) cease for any reason to constitute at least fifty-one percent (51%) of the Board. For purposes of the foregoing clause (iii), "Continuity Directors" means those members of the Board






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                                      11-2


who either (a) were directors at the beginning of such consecutive twenty-four
(24) month period, or (b)(1) filled a vacancy during such twenty-four (24) month period created by reason of (x) death, (y) a medically determinable physical or mental impairment which renders the director substantially unable to function as a director or (z) retirement at the last mandatory retirement age in effect for at least two (2) years, and (2) were elected, nominated or voted for by at least fifty-one percent (51%) of the current directors who were also directors at the commencement of such twenty-four (24) month period.

        To the extent that implementation of the Warner-Lambert Enhanced Severance Plan and the Warner-Lambert Executive Severance Plan requires the accrual of amounts hereunder, this Plan is hereby amended to include such amounts under Article 4 or Article 5 hereof, as appropriate.

        11.2 Collective Bargaining Units. No modification or amendment of the Plan shall be applicable to Participants in a collective bargaining unit represented by a certified or recognized bargaining representative, unless or until, if at all, an applicable collective bargaining agreement which has been approved by the Retirement Committee specifically provides otherwise.

        11.3 Retirement Committee Actions. The Retirement Committee may undertake any action with respect to the Plan (including the adoption of amendments) which (a)(i) does not increase Plan liabilities by an amount in excess of five million dollars ($5,000,000) and does not increase Plan expense by an amount in excess of five hundred thousand dollars ($500,000) or (ii) is required by






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                                      11-3


an applicable law, regulation or ruling, (b) can be undertaken by the Board of Directors under the terms of the Plan, (c) does not involve a termination or suspension of the Plan, (d) does not affect the limitations contained in this sentence and (e) does not affect the composition or compensation of the Retirement Committee.

        11.4 Investment Committee Actions. The Investment Committee may undertake any action with respect to the Plan (including the adoption of amendments) which (a)(i) does not increase Plan liabilities by an amount in excess of two million five hundred thousand dollars ($2,500,000) and does not increase Plan expense by an amount in excess of two hundred fifty thousand dollars ($250,000) or (ii) is required by an applicable law, regulation or ruling, (b) can be undertaken by the Board of Directors under the terms of the Plan, (c) does not involve a termination or suspension of the Plan, (d) does not affect the limitations contained in this sentence, (e) does not affect the composition or compensation of the Retirement Committee, (f) does not have a disproportionate or preferential impact on officers' compensation and (g) does not significantly impact Plan design. In exercising its rights under this section, the Investment Committee shall be deemed to exercise a management prerogative as a delegatee of the Board of Directors, and shall not be deemed a fiduciary.

        11.5 Adoption by Resolution. All actions, including Plan amendments, which are undertaken by the Board of Directors, Retirement Committee or Investment Committee shall be authorized by a duly adopted resolution approved






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                                      11-4


by the respective body.

        11.6 Deemed Amendments. Subject to the restrictions of Section 11.3 and
11.4 hereof or action by the Board of Directors, the Retirement Committee or the Investment Committee to the contrary, this Plan shall be deemed amended or modified at the time of amendment or modification of the Savings and Stock Plan to the extent necessary to (i) provide consistency in the provisions of this Plan and the Savings and Stock Plan with respect to definitions and their related operational provisions, and (ii) maintain the relationship between the benefits provided by this Plan and the Savings and Stock Plan. Amendments or modifications to the Plan made pursuant to this section shall be effective as of the effective date of the related amendment or modification to the Savings and Stock Plan unless the Board of Directors, the Retirement Committee or the Investment Committee declares otherwise.






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                                     12 - 1

                                   ARTICLE 12

                      Termination or Suspension of the Plan


        12.1 Termination. The Company intends to continue the Plan indefinitely; however, the Board of Directors may at any time terminate the Plan by a resolution specifying the date of termination.

        12.2 Suspension. The Board of Directors may at any time and from time to time suspend or reduce the rate of Participating Company contributions to the Plan by a resolution specifying the period of suspension or reduction.






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                                     13 - 1

                                   ARTICLE 13

                               General Provisions

        13.1 Plan Not a Contract. The Plan shall not be deemed to constitute a contract between any company and any Participant, former Participant, Beneficiary, person in its employ or other person, or a contract for the benefit of any person, or to be a consideration for, or an inducement or condition of, the employment of any person, or to give any right to be retained in the employ of any company, or to interfere with the right of any company to discharge any person in its employ at any time without regard to the effect which such discharge shall have, if any, upon his rights under the Plan.

        13.2 Nonalienation, etc. No benefits under this Plan to any Participant or Beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefits, nor shall any benefits be subject to attachment or legal process for or against any such person. If any such Participant or Beneficiary has been adjudicated bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such benefits, voluntarily or involuntarily, or if any attempt is made to subject any such benefits to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefits, then the Investment Committee may, in its discretion, cause such benefits, or any part





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                                     13 -2

thereof, to be held or applied for the benefit of or distributed to such Participant or Beneficiary, or held or applied for the benefit of or distributed to the spouse, children or other dependents, or any of them, or any other person, in such manner and in such proportion as the Investment Committee shall determine and such determination shall be binding and conclusive on all persons, including the person originally entitled to such benefits and, where applicable, his Beneficiary.

        13.3 Incapacity. If, for any reason, the Investment Committee shall determine that it is not desirable, because of the minority or other incapacity (whether or not recognized or recognizable by law) of the person who shall be entitled to receive any distribution under the Plan, to withhold such distribution or to make such distribution directly to such person, the Investment Committee may apply any such distribution for the benefit of such person in any way that the Investment Committee shall deem advisable or to make any such distribution to any third person who, in the judgment of the Investment Committee, will apply such distribution for the benefit of the person entitled thereto. Such distribution for the benefit of the person entitled thereto, or to a third person for his benefit, having been made, each Participating Company and the Investment Committee shall be discharged from all further liability for such distribution.

        13.4 Applicable Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of New Jersey (other than the provisions governing conflict of laws) to the extent not preempted by the Employee Retirement Income Security Act of 1974.






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                                     13 -3

        13.5 Quarterly Statements. As soon as practicable after the end of each calendar quarter, the Investment Committee shall furnish each Participant with a statement of his participation in the Plan.

        13.6 Distributions. All distributions under this Plan shall be subject to any tax and other laws and statutes, and regulations thereunder, and the decrees or rulings of any court or any administrative or other regulatory representative or agency, deemed by the Investment Committee to be applicable.

        13.7 Waivers. A Participant or Beneficiary may, by notice in writing to the Investment Committee, at any time and from time to time, waive his right to participate in this Plan, subject to the requirements of the Investment Committee.

        13.8 Similar Treatment. All Participants in similar circumstances shall be treated alike for all purposes of the Plan.

        13.9 Claims. If any person shall claim a right to receive any benefit under the Plan, the Investment Committee shall determine whether such benefit is permitted or required by the terms of the Plan. If the Investment Committee shall determine that no such benefit is permitted or required, it shall provide written notice to such person setting forth the reasons for such determination in a manner calculated to be understood by the recipient. A person who receives such notice may, by written request filed with the Investment Committee within 60 days after the receipt of the notice, request a review of such determination by the Investment Committee. If so requested, the Investment Committee shall review such





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                                     13 - 4

determination and shall notify such person of its decision in writing within 60 days after receipt of such request for review (120 days if special circumstances require an extension of time), setting forth therein the reasons for its decision.

        13.10 Indemnifications. Each member of the Investment Committee and of the board of directors of any Participating Company, and each other Employee who is charged with administrative duties or responsibilities with respect to the Plan, shall be indemnified by the Participating Companies against liability imposed on him and against all expenses and costs which may be reasonably incurred by him in connection with or resulting from any action, suit or proceeding, or any claim against him, if he shall have been made a party to such action, suit or proceeding, or such claim shall have been made, by reason of his having administrative or other duties with respect to the Plan; but such indemnification shall not apply to matters as to which he shall be finally adjudged therein to have been liable on account of, or to have been guilty of, gross negligence or willful misconduct in the performance of his duties with respect to the Plan. In the case of settlement of any such action, proceeding or claim before a final adjudication, the right of indemnification shall similarly exist.

                                             WARNER-LAMBERT COMPANY


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